                         AMENDMENT TO CUSTODIAN CONTRACT

         This Amendment to the Custodian Contract is made as of June 22, 2001, by and between FPA PERENNIAL FUND, INC., (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

         WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of June 11, 1989 (as amended and in effect from time to time, the "Agreement"); and

         WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Agreement to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Agreement relating to the custody of assets of the Fund held outside of the United States.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

I. The amendment to the Agreement, dated February 17, 1998, relating to the 1997 revision of Rule 17f-5 of the Investment Company Act of 1940, as amended, is hereby deleted, and the parties hereto agree that it shall be and is replaced in its entirety by the provisions of new Articles 3 and 4 set forth below.

3.       PROVISIONS RELATING TO RULES 17f-5 AND 17f-7

3.1 DEFINITIONS. Capitalized terms in this Amendment shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2      THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

         3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by its Board of Directors (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager of the Fund.

         3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Fund's assets, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Agreement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         3.2.3    SCOPE OF DELEGATED RESPONSIBILITIES:

                  (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                  (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                  (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

         3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund.

         3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Fund described in this Section 3.2 after the occurrence of the material change.

         3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF THE FUND. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Fund.

         3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Fund.

3.3      ELIGIBLE SECURITIES DEPOSITORIES.

         3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly- authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

         3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

4. DUTIES OF THE CUSTODIAN WITH RESPECT TO FUND PROPERTY HELD OUTSIDE THE UNITED STATES.

4.1 DEFINITIONS. Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2 HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub- Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3 FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4      TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

         4.4.1 DELIVERY OF FOREIGN SECURITIES. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by the Custodian or such Foreign Sub- Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) upon the sale of such foreign securities for the Fund in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) in connection with any repurchase agreement related to foreign securities;

         (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

         (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund;

         (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)     in connection with the lending of foreign securities; and

         (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the persons or persons to whom delivery of such securities shall be made.

         4.4.2 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Fund in the following cases only:

         (i) upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) in connection with the conversion, exchange or surrender of foreign securities of the Fund;

         (iii) for the payment of any expense or liability of the Fund, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

         (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vi) for payment of part or all of the dividends received in respect of securities sold short;

         (vii) in connection with the borrowing or lending of foreign securities; and

         (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

         4.4.3 MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5 REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of the Fund with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7 COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9 COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10 LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub- Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11 TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, or the Custodian as custodian of the Fund, by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund, or the Custodian as custodian of the Fund, by the tax law of countries other than the United States, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12 LIABILITY OF CUSTODIAN. Except as may arise from the Custodian's own negligence or willful misconduct, or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub- Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

II. Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect. In the event of any conflict between the terms of the Agreement prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

                 [Remainder of page left intentionally blank]

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:                                        STATE STREET BANK AND TRUST COMPANY



/S/ JEAN S. CARR                                     By:  /S/ JOSEPH L. HOOLEY
---------------------------------                       ---------------------------------
Jean S. Carr                                              Joseph L. Hooley
Asst. Vice President                                      Executive Vice President
& Associate Counsel



WITNESSED BY:                                        FPA PERENNIAL FUND, INC.


/S/ SHERRY SASAKI                                    By:  /S/ J. RICHARD ATWOOD
---------------------------------                       ---------------------------------
Sherry Sasaki                                             J. Richard Atwood
Secretary                                                 Treasurer

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN
-------                    ------------
Argentina                  Citibank, N.A.

Australia                  Westpac Banking Corporation

Austria                    Erste Bank der Osterreichischen
                           Sparkasen AG

Bahrain                    HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Bangladesh                 Standard Chartered Bank

Belgium                    Fortis Bank nv-sa

Bermuda                    The Bank of Bermuda Limited

Bolivia                    Citibank, N.A.

Botswana                   Barclays Bank of Botswana Limited

Brazil                     Citibank, N.A.

Bulgaria                   ING Bank N.V.

Canada                     State Street Trust Company Canada

Chile                      BankBoston, N.A.

People's Republic          The Hongkong and Shanghai
of China                   Banking Corporation Limited,
                           Shanghai and Shenzhen branches

Colombia                   Cititrust Colombia S.A. Societe Fiduciaria

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN
-------                    ------------
Costa Rica                 Banco BCT S.A.

Croatia                    Privredna Banka Zagreb d.d

Cyprus                     The Cyprus Popular Bank

Czech Republic             Ceskoslovenska Obchodni
                           Banka, A.S.

Denmark                    Danske Bank A/S

Ecuador                    Citibank, N.A.

Egypt                      Egyptian British Bank S.A.E.
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Estonia                    Hansabank

Finland                    Merita Bank Plc.

France                     BNP Paribas, S.A.

Germany                    Dresdner Bank AG

Ghana                      Barclays Bank of Ghana Limited

Greece                     National Bank of Greece S.A.

Hong Kong                  Standard Chartered Bank

Hungary                    Citibank Rt.

Iceland                    Icebank Ltd.

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN
-------                    ------------
India                      Deutsche Bank AG
                           The Hongkong and Shanghai
                           Banking Corporation Limited

Indonesia                  Standard Chartered Bank

Ireland                    Bank of Ireland

Israel                     Bank Hapoalim B.M.

Italy                      BNP Paribas, Italian Branch

Ivory Coast                Societe Generale de Banquers
                           en Cote d'Ivoire

Jamaica                    Scotiabank Jamaica Trust and Merchant
                           Bank Ltd.

Japan                      The Fuji Bank, Limited
                           The Sumitomo Bank, Limited

Jordan                     HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Kazakhstan                 HSBC Bank Kasakhstan

Kenya                      Barclays Bank of Kenya Limited

Republic of Korea          The Hongkong and Shanghai Banking
                           Corporation Limited

Latvia                     A/s Hansabanka

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN
-------                    ------------
Lebanon                    HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Lithuania                  Vilniaus Bankas AB

Malaysia                   Standard Chartered Bank Malaysia Berhad

Mauritius                  The Hongkong and Shanghai
                           Banking Corporation Limited

Mexico                     Citibank Mexico, S.A.

Morocco                    Banque Commerciale du Maroc

Namibia                    Standard Bank Namibia Limited

Netherlands                Fortis Bank (Nederland) N.V.

New Zealand                ANZ Banking Group (New Zealand) Limited

Nigeria                    Stanbic Merchant Bank Nigeria Limited

Norway                     Christiania Bank og Kreditkasse ASA

Oman                       HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Pakistan                   Deutsche Bank AG

Palestine                  HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

                                        4

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN
-------                    ------------
Panama                     BankBoston, N.A.

Peru                       Citibank, N.A.

Phillippines               Standard Chartered Bank

Poland                     Bank Handlowy w Warszawie S.A.

Portugal                   Banco Comercial Portugues

Qatar                      HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Romania                    ING Bank, N.V.

Russia                     Credit Suisse First Boston AO - Moscow
                           (as delegate of Credit Suisse
                           First Boston - Zurich)

Singapore                  The Development Bank of Singapore Limited

Slovak Republic            Ceskoslovenska Obchodni Banka, A.S.

Slovenia                   Banka Austria Creditanstalt d.d. - Ljubljana

South Africa               Standard Bank of South Africa Limited

Spain                      Banco Santander Central Hispano S.A.

Sri Lanka                  The Hongkong and Shanghai
                           Banking Corporation Limited

Swaziland                  Standard Bank Swaziland Limited

                                        5

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                    SUBCUSTODIAN
-------                    ------------
Sweden                     Skandinaviska Enskilda Banken

Switzerland                UBS AG

Taiwan - R.O.C.            Central Trust of China

Thailand                   Standard Chartered Bank

Trinidad & Tobago          Republic Bank Limited

Tunisia                    Banque Internationale Arabe de Tunisie

Turkey                     Citibank, N.A.

Ukraine                    ING Bank Ukraine

United Kingdom             State Street Bank and Trust Company,
                           London Branch

Uruguay                    BankBoston, N.A.

Venezuela                  Citibank, N.A.

Vietnam                    The Hongkong and Shanghai
                           Banking Corporation Limited

Zambia                     Barclays Bank of Zambia Limited

Zimbabwe                   Barclays Bank of Zimbabwe Limited

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                                     DEPOSITORIES
-------                                     ------------
Argentina                                   Caja de Valores S.A.

Australia                                   Austraclear Limited

                                            Reserve Bank Information and
                                            Transfer System

Austria                                     Oesterreichische Kontrolbank AG
                                            (Wertpapiersammelbank Division)

Belgium                                     Caisse Interprofessionnelle de Depots et
                                            de Virements de Titres, S.A.

                                            Banque Nationale de Belgique

Brazil                                      Companhia Brasileira de Liquidacao e Custodia

                                            Sistema Especial de Liquidacao e de Custodia (SELIC)

                                            Central de Custodia e de Liquidacao Financeira de
                                            Titulos Privados (CETIP)

Bulgaria                                    Central Depository AD

                                            Bulgarian National Bank

Canada                                      Canadian Depository for Securities Limited

Chile                                       Deposito Central de Valores S.A.

People's Republic                           Shanghai Securities Central Clearing &
of China                                    Registration Corporation

                                            Shenzhen Securities Central Clearing Co., Ltd.

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                                     DEPOSITORIES
-------                                     ------------
Colombia                                    Deposito Centralizado de Valores

Costa Rica                                  Central de Valores S.A.

Croatia                                     Ministry of Finance

                                            National Bank of Croatia

                                            Sredisnja Depozitarna Agencija d.d

Czech Republic                              Stredisko cennych papiru

                                            Czech National Bank

Denmark                                     Vaerdipapircentralen (Danish Securities Center)

Egypt                                       Misr for Clearing, Settlement, and Depository

Estonia                                     Eesti Vaartpaberite Keskdepositoorium

Finland                                     Finnish Central Securities Depository

France                                      Euroclear France

Germany                                     Clearstream Banking AG, Frankfurt

Greece                                      Bank of Greece,
                                            System for Monitoring Transactions in
                                            Securities in Book-Entry Form

Hong Kong                                   Central Clearing and Settlement System

                                            Central Moneymarkets Unit

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                                     DEPOSITORIES
-------                                     ------------
Hungary                                     Kozponti Elszamolohaz es Ertektar
                                            (Budapest) Rt. (KELER)

India                                       National Securities Depository Limited

                                            Central Depository Services India Limited

                                            Reserve Bank of India

Indonesia                                   Bank of Indonesia

                                            PT Kustodian Sentral Efek Indonesia

Israel                                      Tel Aviv Stock Exchange Clearing
                                            House Ltd. (TASE Clearinghouse)

Italy                                       Monte Titoli S.p.A.

Ivory Coast                                 Depositaire Central - Banque de Reglement

Jamaica                                     Jamaica Central Securities Depository

Japan                                       Japan Securities Depository Center (JASDEC)
                                            Bank of Japan Net Systems

Kazakhstan                                  Central Depository of Securities

Kenya                                       Central Bank of Kenya

Republic of Korea                           Korea Securities Depository

Latvia                                      Latvian Central Depository

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


COUNTRY                                     DEPOSITORIES
-------                                     -------------
Lebanon                                     Custodian and Clearing Center of
                                            Financial Instruments for Lebanon
                                            and the Middle East (Midclear) S.A.L.

                                            Banque du Liban

Lithuania                                   Central Securities Depository of Lithuania

Malaysia                                    Malaysian Central Depository Sdn. Bhd.

                                            Bank Negara Malaysia,
                                            Scripless Securities Trading and Safekeeping
                                            System

Mauritius                                   Central Depository & Settlement Co. Ltd.

                                            Bank of Mauritius

Mexico                                      S.D. INDEVAL
                                            (Instituto para el Deposito de Valores)

Morocco                                     Maroclear

Netherlands                                 Nederlands Centraal Instituut voor
                                            Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand                                 New Zealand Central Securities
                                            Depository Limited

Nigeria                                     Central Securities Clearing System Limited

Norway                                      Verdipapirsentralen (Norwegian Central
                                            Securities Depository)

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                                     DEPOSITORIES
-------                                     ------------
Oman                                        Muscat Depository & Securities
                                            Registration Company, SAOC

Pakistan                                    Central Depository Company of Pakistan Limited

                                            State Bank of Pakistan

Palestine                                   Clearing Depository and Settlement, a department
                                            of the Palestine Stock Exchange

Peru                                        Caja de Valores y Liquidaciones, Institucion de
                                            Compensacion y Liquidacion de Valores S.A

Phillippines                                Phillippine Central Depository Inc.

                                            Registry of Scripless Securities
                                            (ROSS) of the Bureau of Treasury

Poland                                      National Depository of Securities
                                            (Krajowy Depozyt Papierow Wartosciowych SA)

                                            Central Treasury Bills Registrar

Portugal                                    Central de Valores Mobilarios

Qatar                                       Central Clearing and Registration (CCR), a
                                            department of the Doha Securities Market

Romania                                     National Securities Clearing, Settlement and
                                            Depository Company

                                            Bucharest Stock Exchange Registry Division

                                            National Bank of Romania

                                        5

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                                     DEPOSITORIES
-------                                     ------------
Singapore                                   Central Depository (Pte) Limited

                                            Monetary Authority of Singapore

Slovak Republic                             Stredisko cennych papierov

                                            National Bank of Slovakia

Slovenia                                    Klirinsko Depotna Druzba d.d

South Africa                                Central Depository Limited

                                            Share Transactions Totally Electronic
                                            (STRATE) Ltd.

Spain                                       Servicio de Compensacion y
                                            Liquidacion de Valores, S.A.

                                            Banco de Espana, Central de Anotaciones en Cuenta

Sri Lanka                                   Central Depository System (Pvt) Limited

Sweden                                      Vardepapperscentralen VPC AB
                                            (Swedish Central Securities Depository)

Switzerland                                 SegaIntersettle AG (SIS)

Taiwan - R.O.C.                             Taiwan Securities Central Depository Co., Ltd.

Thailand                                    Thailand Securities Depository Company Limited

Tunisia                                     Societe Tunisienne Interprofessionelle pour la
                                            Compensation et de Depots des Valeurs Mobilieres

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                                     DEPOSITORIES
-------                                     ------------
Turkey                                      Takas ve Saklama Bankasi A.S. (TAKASBANK)

                                            Central Bank of Turkey

Ukraine                                     National Bank of Ukraine

United Kingdom                              Central Gilts Office and
                                            Central Moneymarkets Office

Venezuela                                   Banco Central de Venezuela

Zambia                                      LuSE Central Shares Depository Limited

                                            Bank of Zambia

TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                        7

                                   SCHEDULE C

                               MARKET INFORMATION


PUBLICATION/TYPE OF INFORMATION                 BRIEF DESCRIPTION
-------------------------------                 -----------------
(SCHEDULED FREQUENCY)
THE GUIDE TO CUSTODY IN WORLD MARKETS   An overview of settlement and
(hardcopy annually and regular          safekeeping procedures, custody
website updates)                        practices and foreign investor
                                        considerations for the markets in which
                                        State Street offers custodial services.

GLOBAL CUSTODY NETWORK REVIEW           Information relating to Foreign
(annually)                              Sub-Custodians in State Street's Global
                                        Custody Network. The Review stands as an
                                        integral part of the materials that
                                        State Street provides to its U.S. mutual
                                        fund clients to assist them in complying
                                        with SEC Rule 17f-5. The Review also
                                        gives insight into State Street's market
                                        expansion and Foreign Sub-Custodian
                                        selection processes, as well as the
                                        procedures and controls used to monitor
                                        the financial condition and performance
                                        of our Foreign Sub-Custodian banks.

SECURITIES DEPOSITORY REVIEW            Custody risk analyses of the Foreign
(annually)                              Securities Depositories presently
                                        operating in Network markets. This
                                        publication is an integral part of the
                                        materials that State Street provides to
                                        its U.S. mutual fund clients to meet
                                        informational obligations created by SEC
                                        Rule 17f-7.

GLOBAL LEGAL SURVEY                     With respect to each market in which
(annually)                              State Street offers custodial services,
                                        opinions relating to whether local law
                                        restricts (i) access of a fund's
                                        independent public accountants to books
                                        and records of a Foreign Sub-Custodian
                                        or Foreign Securities System, (ii) a
                                        fund's ability to recover in the event
                                        of bankruptcy or insolvency of a Foreign
                                        Sub-Custodian or Foreign Securities
                                        System, (iii) a fund's ability to
                                        recover in the event of a loss by a
                                        Foreign Sub-Custodian or Foreign
                                        Securities System, and (iv) the ability
                                        of a foreign investor to convert cash
                                        and cash equivalents to U.S. dollars.

SUBCUSTODIAN AGREEMENTS                 Copies of the contracts that State
(annually)                              Street has entered into with each
                                        Foreign Sub-Custodian that maintains
                                        U.S. mutual fund assets in the markets
                                        in which State Street offers custodial
                                        services.

GLOBAL MARKET BULLETIN                  Information on changing settlement and
(daily or as necessary)                 custody conditions in markets where
                                        State Street offers custodial services.
                                        Includes changes in market and tax
                                        regulations, depository developments,
                                        dematerialization information, as well
                                        as other market changes that may impact
                                        State Street's clients.

Foreign Custody Advisories              For those markets where State Street
(as necessary)                          offers custodial services that exhibit
                                        special risks or infrastructures
                                        impacting custody, State Street issues
                                        market advisories to highlight those
                                        unique market factors which might impact
                                        our ability to offer recognized custody
                                        service levels.

Material Change Notices                 Informational letters and accompanying
(presently on a quarterly               materials confirming State Street's
basis or as otherwise necessary)        foreign custody arrangements, including
                                        a summary of material changes with
                                        Foreign Sub-Custodians that have
                                        occurred during the previous quarter.
                                        The notices also identify any material
                                        changes in the custodial risks
                                        associated with maintaining assets with
                                        Foreign Securities Depositories.